Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement to be filed on or around March 25, 2013 on Form S-8 of RGC Resources, Inc. of our report dated November 2, 2012 appearing in the Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2012.

CERTIFIED PUBLIC ACCOUNTANTS

100 Arbor Drive, Suite 108

Christiansburg, Virginia

March 25, 2013